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IBS INTERACTIVE, INC.
2 Ridgedale Avenue
Cedar Knolls, NJ 07927
Tel. (973) 285-2600

The MWW Group
Public Relations - Tel. (201) 507-9500
Contact:          Leon Berman (lberman@mww.com)
                  Anthony D. Andora (aandora@mww.com)
                  Sean Dougherty (sdougher@mww.com)

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                                                      FOR IMMEDIATE RELEASE


                      IBS INTERACTIVE CLOSES ACQUISITION OF
                           DESIGNfx INTERACTIVE, LLC.


         CEDAR KNOLLS,  NJ SEPTEMBER 28, 1998 -- IBS Interactive,  Inc. (Nasdaq:
IBSX), a turnkey solutions provider of Internet services, Web Programming, and Systems and Integration services, announced today that it completed the acquisition of DESIGNfx Interactive, LLC, a privately held full-service Internet development and online management firm based in Cherry Hill, NJ.

         "The acquisition of DESIGNfx Interactive enables IBS to expand its geographic presence into the South Jersey and Philadelphia markets while enhancing its service offerings," said Nick Loglisci, president and chief operating officer of IBS Interactive. "The combined entity positions IBS to further benefit from the cross-selling opportunities detailed in our business model."

         Peter Bowman, DESIGNfx Interactive's president, will head up IBS' Programming and Applications Development Division. Mr. Bowman commented, "The acquisition of DESIGNfx by IBS creates an exciting opportunity for both organizations. The strengths of DESIGNfx will enhance IBS' position as a turnkey solutions provider."

         IBS Interactive provides comprehensive, cost-effective information technology solutions to businesses and organizations with systems development and maintenance needs. Services are designed to enable companies to operate more effectively by outsourcing their computer networking, programming, maintenance, technical support, and Internet functions. IBS offers Systems and Integration, Web Programming and Internet services. Systems and Integration offerings include network design, implementation and support. Web Programming services include database development, Internet programming and distance learning. Internet services include web-site hosting, leased line services and dial-up and e-mail access.

            The Company's web address is: http://www.interactive.net